Exhibit 10.12

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (the “Agreement”) is made and entered into as of October 2, 2017, but effective immediately following the Dissolution Effective Date (defined below) (the “Effective Date”), by and among Black Ridge Oil & Gas, Inc., a Nevada corporation (“Assignor”), on the one hand, and Chambers Energy Capital II, LP, a Delaware limited partnership (“CEC II”) and CEC II TE, LLC, a Delaware limited liability company, (“CEC TE” and together with CEC II, collectively, the “Assignees”), on the other hand.

RECITALS

WHEREAS, Assignor and Assignees were previously members of Black Ridge Holding Company, LLC, a Delaware limited liability company (“BRHC”);

WHEREAS, BRHC was dissolved and wound up effective as of October 1, 2017 (the “Dissolution Effective Date”), and all of BRHC’s property and assets were distributed to all of the members of BRHC on a pro rata basis;

WHEREAS, as a result of such distribution, Assignor received 1,173.1 Preferred Units (the “Assets”) as defined in that certain Contribution Agreement dated April 3, 2017, by and between BRHC and Blackbend Oil & Gas, L.L.C., a Delaware limited liability company (“Blackbend”); and

WHEREAS, effective as of the Effective Date, desire to effect the transfer and assignment of the Assets from Assignor to Assignees, as set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

1.               Assignment and Conveyance. Effective as of the Effective Date, Assignor hereby SELLS, ASSIGNS, TRANSFERS and CONVEYS the Assets to Assignees in their Proportionate Shares, to have and to hold unto Assignees, their successors and assigns, forever in exchange for cash consideration paid by Assignees in their Proportionate Share to Assignor as of October 2, 2017 in the aggregate amount of $1,078,419.10. For purposes of this Agreement, the “Proportionate Share” for each Assignee is as follows: (a) CEC II: 89.0897%, and (b) CEC TE: 10.9103%.

2.               Retained Liabilities. Assignor hereby retains (and shall perform, pay and discharge when due) all losses, liabilities and obligations resulting from, relating to or arising out of the ownership of the Assets of whatever kind or nature (whether absolute, accrued, contingent, determined, determinable, disclosed, known or unknown, or otherwise, and including courts costs and reasonable attorneys’ fees) with respect to periods prior to the Effective Date (including, for the avoidance of doubt, Assignor’s proportionate share of any losses, liabilities or obligations arising under that certain Contribution Agreement dated April 3, 2017, by and between BRHC and Blackbend (including Section 15.1 of such Contribution Agreement), regardless of whether any applicable claims are asserted under such Contribution Agreement before, on or after the Effective Date). Assignor’s obligations to Assignee under this Section 2 shall survive until December 31, 2017, after which time such obligations shall terminate.

3.               Settlement Statement. Assignor and Assignees acknowledge and agree that Schedule A attached hereto sets forth a final settlement statement with respect to the Assets and all revenues pre-Effective Time revenues to which the holder of such Assets is entitled. Without limiting Assignees’ rights and remedies under Section 2, from and after the execution of this Agreement, no further adjustments shall be made with respect to the Assets and/or the distribution of the property and/or assets of BRHC following the dissolution of BRHC.

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4.               Further Assurances. Assignor agrees that it will, at any time and from time to time after delivery hereof, upon the request of Assignees, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be reasonably required for the better assigning, transferring, granting, conveying, assuring and confirming to Assignee the Assets.

5.               Binding Effect. This Agreement shall be binding upon and shall enure to the benefit of successors and permitted assigns of Assignor and Assignees.

6.               Amendments. The Parties may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Parties.

7.               Governing Law. This Agreement shall be construed in accordance with the internal laws of the State of Delaware.

8.               Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

9.               No Third Party Beneficiaries. This Agreement is entered into for the sole benefit of the Parties hereof, and no other Person shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Agreement.

[Signatures on Next Page.]

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IN WITNESS WHEREOF, the undersigned have caused this Assignment Agreement to be executed and delivered effective on the date first set forth above.

“ASSIGNOR”	BLACK RIDGE OIL & GAS, INC.

By: /s/ James Moe
Name: James Moe
Title: Chief Financial Officer

“ASSIGNEES”	CHAMBERS ENERGY CAPITAL II, LP

By: CEC Fund II GP, LLC, its general partner

By: /s/ Guy Hoffman
Name: Guy Hoffman
Title: Partner

CEC II TE, LLC

By: Chambers Energy Capital II TE, LP, its sole member

By: CEC Fund II GP, LLC, its general partner

By: /s/ Guy Hoffman
Name: Guy Hoffman
Title: Partner

[Signature Page to Assignment Agreement]

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SCHEDULE A

Settlement Statement

	Capital Account At Debt Conversion	Allocation between CEC Entities	Allocation between All Members	Allocation of Subsequent Contribution	Ending Capital Account at Sale	Allocation between All Members	Allocation of Blackbend Preferred Units	Value of Blackbend Preferred Units	Acquisition of BROG Units by CEC Effective 10/1	Value Held in Blackbend Preferred Units at 10/1
CEC II, LP	$38,146,724.43	89.0897%	85.6352%	$979,986.81	$39,126,711.24	85.7185%	26,572.7	$24,427,991.70	$960,737.67	$25,388,729.36
CEC TE, LP	4,671,603.89	10.9103%	10.4872%	120,013.19	4,791,617.08	10.4974%	3,254.2	2,991,551.77	117,655.86	3,109,207.64
Total CEC	42,818,328.32	100.0000%	96.1224%	1,100,000.00	43,918,328.32	96.2159%	29,826.9	27,419,543.47	1,078,393.53	28,497,937.00
BROG	1,727,280.44		3.8776%	–	1,727,280.44	3.7841%	1,173.1	1,078,393.53	(1,078,393.53)	–
Total All Members	$44,545,608.76		100.0000%	$1,100,000.00	$45,645,608.76	100.0000%	31,000.0	$28,497,937.00	$–	$28,497,937.00